CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended quarterly Report of Sunvalley Solar, Inc. (the “Company”) on Form 10-Q/A for the quarter ended June 30, 2013 filed with the Securities and Exchange Commission (the “Report”), We, Zhijian James Zhang, Chief Executive Officer of the Company, and Mandy Chung, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Zhijian James Zhang
Name:	Zhijian James Zhang
Title:	Principal Executive Officer and Director
Date:	August 14, 2013

By:	/s/ Mandy Chung
Name:	Mandy Chung
Title:	Principal Financial Officer and Director
Date:	August 14, 2013

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.